___________, 2011

Prime Acquisition Corp
No. 322, Zhongshan East Road
Shijiazhuang
Hebei Province, 050011
People’s Republic of China

Chardan Capital Markets, LLC
17 State Street
Suite 1600
New York, NY 10004

Re:        Initial Public Offering

Gentlemen:

The undersigned shareholder [and [Insert position]] of Prime Acquisition Corp. (the “Company”), in consideration of Chardan Capital Markets, LLC (“Chardan”) entering into an agreement to underwrite an initial public offering of the securities of the Company (“IPO”) and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 12 hereof):

1.           If the Company initiates an issuer tender offer in connection with the consummation of a Business Combination, the undersigned will not tender any Insider Shares or Ordinary Shares acquired in the IPO and aftermarket owned by the undersigned in such tender offer. If the Company solicits approval of its shareholders to approve a Business Combination and/or amend Article 156 of its Amended and Restated Memorandum and Articles of Association prior to consummation of a Business Combination, the undersigned will vote all Insider Shares owned by him in accordance with the majority of the votes cast by the holders of the IPO Shares. If the Company solicits approval of its shareholders to approve a Business Combination, the undersigned will vote all Ordinary Shares acquired in the IPO and aftermarket in favor of the Business Combination, and will not exercise redemption rights with respect to any Insider Shares, IPO Shares and Ordinary Shares acquired in the aftermarket owned by the undersigned. The undersigned will not exercise any appraisal rights (if such appraisal rights are available) to which the undersigned may be entitled under the Companies Law (2009 Revision) of the Cayman Islands (the “Companies Law”) in connection with the vote to approve any Business Combination, as the case may be, with respect to any Insider Shares, IPO Shares and Ordinary Shares acquired in the aftermarket owned by the undersigned.

2.           In the event that the Company fails to consummate a Business Combination within 18 months from the consummation of the IPO, or 24 months if the period is automatically extended (such date being referred to herein as the “Termination Date”), the undersigned shall take all such action reasonably within its power as is necessary to dissolve the Company and liquidate the Trust Fund to holders of IPO Shares as soon as reasonably practicable, subject to any applicable requirements of the Companies Law.  [The undersigned in [his/her] capacity as a member of the board of directors of the Company hereby agrees not to recommend to shareholders of the company to vote in favor of an amendment to Article 156 of the Company’s Amended and Restated Memorandum and Articles of Incorporation, if such amendment would take effect prior to the consummation of a Business Combination.] The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Fund and any remaining net assets of the Company as a result of such liquidation with respect to his Insider Shares, and his Placement Warrants (“Claim”). The undersigned hereby agrees that he will not seek recourse against the Trust Account for any Claim he may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever, other than liquidation distributions for any shares acquired by him in the aftermarket.

3.           The undersigned agrees to indemnify and hold harmless the Company against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) which the Company may become subject as a result of any claim by any vendor or other person who is owed money by the Company for services rendered or products sold or contracted for, or by any target business (“Third-Party Claimant”), but only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount in the Trust Fund; provided, however, that the undersigned shall not be required to so indemnify the Company if the Third-Party Claimant has waived its right to proceed against the Trust Fund.  The undersigned further agrees to advance such funds as are necessary to complete the plan of dissolution and distribution, and not seek repayment thereof, if and to the extent the Company’s assets outside of the Trust Fund are insufficient.

4.           In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire a Target Business, until the earlier of the consummation by the Company of a Business Combination, the liquidation of the Company or until such time as the undersigned ceases to be a director of the Company, subject to any pre-existing fiduciary and contractual obligations the undersigned might have. The undersigned agrees that he will not become involved with any other blank check company seeking to acquire a target business in Greater China until after the Company has announced a Business Combination.

5.           To further minimize potential conflicts of interest, the undersigned acknowledges and agrees that the Company will not consummate any Business Combination with an entity which is affiliated with any of its founding shareholders unless the Company obtains an opinion from an independent investment banking firm that the Business Combination is fair to the Company’s unaffiliated shareholders from a financial point of view. In addition, the undersigned acknowledges and agrees that, in the event that an entity which is affiliated with any of the Company’s officers or directors (an “Affiliate”) purchases a minority interest in the Target Business concurrently with the Business Combination, (i) the Affiliate will be required to pay the same price per share or unit for their interest in the Target Business as the Company pays, (ii) the other terms of the investment of the Affiliate will be required to be no more favorable than the terms of the Company’s investment, (iii) such investment will require the prior approval by a majority of the Company’s disinterested directors, and (iv)  the proxy materials disclosing the Business Combination would disclose the terms of the co-investment by the Affiliate.

6.           Neither the undersigned, any member of the family of the undersigned, nor any affiliate (“Affiliate”) of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company prior to the consummation of the Business Combination.  Notwithstanding the foregoing, the undersigned shall be entitled to reimbursement from the Company for its reasonable out-of-pocket expenses incurred in connection with identifying, investigating and consummating a Business Combination and the undersigned acknowledges that Kaiyuan Real Estate Development, an affiliate of the Company’s Chairman (“Related Party”), shall be allowed to charge the Company up to $7,500 per month to compensate it for the Company’s use of Related Party’s office space, utilities and secretarial services.

7.           Neither the undersigned, any member of the family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any Affiliate of the undersigned originates a Business Combination.

8.           The undersigned will escrow half of his Insider Units until the date which is nine (9) months after the date on which the Company consummates its initial Business Combination and the undersigned will escrow the remaining half of his Insider Units until the date which is one (1) year after the date on which the Company consummates its initial Business Combination, in accordance with the terms of a Share Escrow Agreement which the Company will enter into with the undersigned, certain other holders of the Ordinary Shares and American Stock Transfer & Trust Company, as escrow agent.

9.           [The undersigned agrees to be [a member of the Company’s board of directors] [and] [the Company’s Insert Officer Position] [until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company.  The undersigned’s biographical information furnished to the Company and Chardan and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act of 1933, as amended.]  The undersigned’s Questionnaire furnished to the Company and Chardan is true and accurate in all respects.  The undersigned represents and warrants that:

(a)         The undersigned is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b)         The undersigned has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

(c)         The undersigned has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

10.         [The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement and to serve as [a member of the Company’s board of directors] [and] [the Company’s Insert Officer Position].

11.         This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.  The undersigned hereby (i) agrees that any action, proceeding or claim against him arising out of or relating in any way to this letter agreement (a “Proceeding”) shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive, (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum and (iii) irrevocably agrees to appoint Loeb & Loeb LLP as agent for the service of process in the State of New York to receive, for the undersigned and on his behalf, service of process in any Proceeding.  If for any reason such agent is unable to act as such, the undersigned will promptly notify the Company and Chardan and appoint a substitute agent acceptable to each of the Company and Chardan within 30 days and nothing in this letter will affect the right of either party to serve process in any other manner permitted by law.

12.         As used herein, (i) a “Business Combination” shall mean an acquisition by a stock exchange, asset acquisition or other similar business combination, or controlling, through contractual arrangements, of one or more Target Businesses having a fair market value of at least 80% of the Company’s net assets at the time of such acquisition; (ii) “Ordinary Shares” shall mean the Company’s ordinary shares, par value $.001 per share; (iii) “Insiders” shall mean all officers, directors and shareholders of the Company immediately prior to the Private Placement; (iv) “Insider Shares” shall mean all of the Ordinary Shares owned by an Insider prior to the Private Placement; (v) “Insider Units” shall mean all of the units owned by an Insider prior to the Private Placement, each unit consisting of one Ordinary Share and one-half of a warrant, each full warrant entitling its holder to purchase one Ordinary Share; (vi) “IPO Shares” shall mean the Ordinary Shares issued in the Company’s IPO; (vii) “Private Placement” shall mean the private placement of securities of the Company consummated immediately prior to the IPO; (viii) “Placement Warrants” shall mean the warrants issued in the Private Placement; (ix) “Target Business” shall mean an operating business that has its principal operations in the Greater China region; (x) “Trust Fund” shall mean the trust account established by the Company at the consummation of its IPO and into which a certain amount of the net proceeds of the IPO is deposited, (xi) “Extended Period” shall mean the 6 month extension to the time period within which the Company must complete the Business Combination, which extension will become automatic upon the Company entering into a letter of intent, agreement in principle or definitive agreement with respect to a business combination within 18 months following the consummation of the IPO, and (xii) “Greater China” shall mean the People’s Republic of China as well as the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.
By:
Name:

EXHIBIT A
[Insert Biographical Information from “Management” section of Final Prospectus]

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